NOTICE OF ARTICLES

Name of Company:

ROCKWELL DIAMONDS INC.

REGISTERED OFFICE INFORMATION

Mailng Address:	Delivery Address:
1500 ROYAL CENTRE	1500 ROYAL CENTRE
1055 WEST GEORGIA STREET	1055 WEST GEORGIA STREET
P.O. BOX 11117	P.O. BOX 11117
VANCOUVER BC V6E 4N7	VANCOUVER BC V6E 4N7
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1500 ROYAL CENTRE	1500 ROYAL CENTRE
1055 WEST GEORGIA STREET	1055 WEST GEORGIA STREET
P.O. BOX 11117	P.O. BOX 11117
VANCOUVER BC V6E 4N7	VANCOUVER BC V6E 4N7
CANADA	CANADA

BC0354545 Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
MASON, JEFFREY R.

Mailng Address:	Delivery Address:
1020 - 800 WEST PENDER STREET	1020 - 800 WEST PENDER STREET
VANCOUVER BC V6C 2V6	VANCOUVER BC V6C 2V6
CANADA	CANADA

Last Name, First Name, Middle Name:
Bristow, John

Mailng Address:	Delivery Address:
1020 - 800 WEST PENDER STREET	1020 - 800 WEST PENDER STREET
VANCOUVER BC V6C 2V6	VANCOUVER BC V6C 2V6
CANADA	CANADA

Last Name, First Name, Middle Name:
Brenner, Jeffrey

Mailng Address:	Delivery Address:
1020 - 800 WEST PENDER STREET	1020 - 800 WEST PENDER STREET
VANCOUVER BC V6C 2V6	VANCOUVER BC V6C 2V6
CANADA	CANADA

Last Name, First Name, Middle Name:
COUSENS, SCOTT D.

Mailng Address:	Delivery Address:
1020 - 800 WEST PENDER STREET	1020 - 800 WEST PENDER STREET
VANCOUVER BC V6C 2V6	VANCOUVER BC V6C 2V6
CANADA	CANADA

Last Name, First Name, Middle Name:
SILVER, DOUGLAS B.

Mailng Address:	Delivery Address:
3891 EAST IRWIN PLACE	3891 EAST IRWIN PLACE
LITTLETON CO 80122	LITTLETON CO 80122
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
CARRIER, RENE G.

Mailng Address:	Delivery Address:
1020 - 800 WEST PENDER STREET	1020 - 800 WEST PENDER STREET
VANCOUVER BC V6C 2V6	VANCOUVER BC V6C 2V6
CANADA	CANADA

BC0354545 Page: 2 of 3

Last Name, First Name, Middle Name:
Copeland, David J.

Mailng Address:	Delivery Address:
1020 - 800 WEST PENDER STREET	1020 - 800 WEST PENDER STREET
VANCOUVER Be V6C 2V6	VANCOUVER BC V6C 2V6
CANADA	CANADA

Last Name, First Name, Middle Name:
THIESSEN, RONALD W.

Mailng Address:	Delivery Address:
1020 - 800 WEST PENDER STREET	1020 - 800 WEST PENDER STREET
VANCOUVER BC V6C 2V6	VANCOUVER BC V6C 2V6

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

November 28, 2005

AUTHORIZED SHARE STRUCTURE
1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

2.	No Maximum	Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

BC0354545 Page: 3 of 3

NOTICE OF ALTERATION

Incorporation Number:	Name of Company:
BC0354545	ROCKWELL VENTURES INC.

Name Reservation Number:	Name Reserved:
NR6162626	ROCKWELL DIAMONDS INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:	To:
ROCKWELL VENTURES INC.	ROCKWELL DIAMONDS INC.

BC0354545 Page: 1 of 1

BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.fin.gov.bc.ca/registries

NOTICE OF ALTERATION

FORM 11 – BC COMPANY

Section 257 (4) *Business Corporations Act*

Telephone: 250 356 – 8626

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA)
The personal information requested on this form is made available to the public under the authority of the *Business Corporations Act*. Questions about how the *FIPPA* applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A. INCORPORATION NUMBER OF COMPANY

BC0354545

B. NAME OF COMPANY

ROCKWELL VENTURES INC.

C. ALTERATIONS TO THE NOTICE OF ARTICLES

Please indicate what information on the Notice of Articles is to be altered:
("altered" means create, add to, vary or delete)

- ☑ Company name
- ☐ A translation of company name
- ☐ Pre-existing Company Provisions
- ☐ Date of a Resolution or Court Order **(applies to special rights or restrictions only)**
- ☐ Authorized Share Structure

D. ALTERATION EFFECTIVE DATE – *Choose **one** of the following:*

- ☑ The alteration is to take effect at the time that this notice is filed with the registrar.
- ☐ The alteration is to take effect at 12:01 a.m. Pacific Time on ______________ being a date that is not more than ten days after the date of the filing of this notice.
- ☐ The alteration is to take effect at ___________ ☐ a.m. or ☐ p.m. Pacific Time on _________ being a date and time that is not more than ten days after the date of the filing of this notice.

E. CHANGE OF COMPANY NAME

The company is to change its name from Rockwell Ventures Inc.
to *(choose **one** of the following):*

- ☑ **Rockwell Diamonds Inc.** This name has been reserved for the company under name reservation number NR6162626 or
- ☐ a name created by adding "B.C. Ltd." after the incorporation number of the company.

F. TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions: Set out every new translation of the company name that the company intends to use outside of Canada.

Rev. 2005/3/3
FORM 11 – Leitch Systems Design Inc. – Approved July 4, 2005
Adapted and reprinted with permission of the Province of British Columbia – © 2004
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Changes: Change the following translation(s) of the company name:

PREVIOUS TRANSLATION OF THE COMPANY NAME	NEW TRANSLATION OF THE COMPANY NAME

Deletions: Remove the following translation(s) of the company name:

G. PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the *Business Corporations Act*)

Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

☐ The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.

H. AUTHORIZED SHARE STRUCTURE

Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.

YYYY / MM / DD

Set out the new authorized share structure

Identifying name of class or series of shares	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
	MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO

I. CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	DATE SIGNED YYYY/MM/DD
	X [signature]	2002 05 16

Rev. 2005/3/3
FORM 11 – Leitch Systems Design Inc. – Approved July 4, 2005
Adapted and reprinted with permission of the Province of British Columbia – © 2004

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